Exhibit 10.56

SIXTH AMENDMENT TO THE
LOAN EXTENSION AND RELEASE
AND WAIVER AGREEMENT

This Sixth Amendment to the Loan Extension an Release and Waiver Agreement (“Amendment”), entered into by and between Polar Molecular Corporation, a Delaware corporation (the “Company”) and Affiliated Investments, L.L.C., a Michigan limited liability company (the “Holder”), dated as of August 23,2004.

RECITALS

A.            The Company issued to the Holder a promissory note (the “Note’) in the principal amount of $600,000, dated as of October 25, 2001. The principal balance was subsequently amended to $649,000, exclusive of interest, in the Fifth Amendment to the Loan Extension and Release and Waiver Agreement, dated as of December 19, 2003.

B.            The Company and the Holder have entered into a Loan Extension and Release and Waiver Agreement, as amended by the Fist Amendment to the Loan Extension and Release aril Waiver Agreement effective as of May 31, 2002, the Second Amendment to the Loan Extension and Release and Waiver Agreement effective as of October 1, 2002, the Third Amendment to the Loan Extension and Release and Waiver Agreement effective as of January 31, 2003, the Fourth Amendment to the Loan Extension and Release and Waiver Agreement effective as of August 1, 2003, the Fifth Amendment to the Loan Extension and Release and Waiver Agreement effective as of December 19, 2003, pursuant to which certain terms of the Note have been amended.

C.                              The Company and the Holder desire to extend the maturity date of the Note as provided herein.

AGREEMENT

In consideration of the mutual promises contained herein, the Holder and the Company hereby agree as follows:

I.                                  Subsection (b) of Paragraph 1 of the Original Loan Extension is hereby amended in its entirety to road as follows:

“(b) Extension of Due Date. The final maturity data of December 26, 2001 (the “Original Due Date”) set fort in the Note is hereby extended and affirmed to be, October 15, 2004, at which time all principal and interest under the Note is due.”

2.                             Paragraph 2 of the Original Loan Extension is hereby amended in its entirety to read as follows:

“2. Terms of Repayment. On or before October 15, 2004, Polar Molecular Corporation will deliver to Affiliated Investments, L.L.C. all principal and interest due under the Note, in certified funds or by wire transfer. Polar Molecular Corporation agrees that if all principal and interest under the Note is not received by Affiliated investments, L.L.C. on or before October 15, 2004, Affiliated Investments, I.L.C. may immediately pursue all remedies it has under the Note and the Security Agreement between Affiliated Investments, L.L.C. as a result of a default, without further demand or notice. Polar Molecular Corporation waives any demand or notice requirement under the Note and Security Agreement. In the event of default and without in any way limiting Affiliated Investments, L.L.C.’s rights under the Note and Security Agreement Polar Molecular Corporation hereby directs any trade account debtor, and in particular Amway Corporation, to pay to Affiliated Investments, L.L.C. any sums owed by such trade account to Polar Molecular Corporation, pursuant to Affiliated Investments, L.L.C.’s lien on Polar Molecular Corporation’s Accounts under the Security Agreement, until such time as the Note is repaid. Polar Molecular Corporation also agrees to the terns of, and shall immediately execute, the attached Assignment assigning its interest in certain Collateral to Affiliated Investments„ L.L. C., effective October 1S, 2004, in the case that Note is not fully paid on October 15, 2004. The executed Assignment will be held in escrow by Lester R. Woodward and deliver to Affiliated Investments, L.L.C. on its demand after October 15, 2004. If the Note is fully repaid on or before that date as described above, and Affiliated Investments, L.L.C. acknowledges full payment, Lester R. Woodward may release the Assignment to Polar Molecular Corporation.”

3.                                     No Other Changes. Except as explicitly amended by dais Amendment, all of the terms and conditions of the Original Loan Extension shall remain in full force and effect.

COMPANY:

POLAR MOLECULAR CORPORATION
/s/ Mark L. Nelson
Mark L. Nelson
President and Chief Executive Officer

HOLDER:

AFFILIATED INVESTMENTS, L.L.C.
/s/ Bruce L. Becker
Bruce L. Becker
President

ASSIGNMENT

Pursuant to Sixth Amendment to the Loan Extension and Release and Waiver Agreement, effective August 23, 2004, and for good and valuable consideration, Polar Molecular Corporation, a Delaware corporation having a place of business at 4600 South Ulster Street, Suite 940, Denver, Colorado 80237 (“ASSIGNOR”), does hereby assign, sell and set over to Affiliated Investments, LLC, a Michigan limited liability company organized and existing under the laws of the State of Michigan and having a place of business at 2750 Auburn Court, Auburn Hills, Michigan, 48326 (“ASSIGNEE”), its successors, assigns or other legal representatives, the entire right, title and interest, domestic and foreign, in and to the inventions and discoveries in the following intellectual property assets identified by type, country and relevant number:

ASSET TYPE	COUNTRY	NUMBER
Patent	US	4,753,661
Patent	US	4,846,847
Patent	US	6,488,723
Patent	Australia	660,608
Patent Application	Brazil	P19106137
Patent Application	Canada	2,077,666
Patent Application	EPC	0 518 966
Patent	Japan	2966927
Patent	South Korea	151409
Patent	Canada	1,262,855
Patent	UK	2,174,984
Patent	Israel	78742
Patent	France	2,581,5633
Patent	Venezuela	1,190,290
Trademark	US	1,966,891
Trademark	US	1,966,886
Trademark	US	1,972,823
Trademark Appl.	Indonesia	HC.01-01-1090
Trademark Appl.	Mexico	250,071
Trademark	Canada	330,690
Trademark	France	1,355,576
Trademark	UK	1,266,770
Trademark	UK	1,300,476
Trademark	Italy	475,056
Trademark	Italy	600,326
Trademark	Japan	2,032,111
Trademark	Germany	1,131,163
Trademark	Peru	043153
Trademark	Venezuela	135012

including the goodwill associated with each of the trademarks, the right of ASSIGNEE, its successors, assigns or other legal representatives to make applications and to receive Letters Patents for the inventions and discoveries in any and all foreign countries in its or their own name or names, or in our names, at its or their election, and ASSIGNOR hereby assigns, sells and sets over to ASSIGNEE, its successors, assigns or other legal representatives, all rights of priority in and to the trademarks, the inventions and discoveries in all countries, together with all claims for damages by reason of past infringement of the above-identified trademarks and Letters Patents and with the right to sue for and collect same.

And ASSIGNOR hereby agrees for itself, its successors, assigns or other legal representatives to execute all papers, including applications for Letters Patent of any and all kinds and in any and all countries and to perform any and all acts which ASSIGNEE, its successors, assigns or other legal representatives may deem necessary to secure thereto the rights herein assigned, sold and set over.

And ASSIGNOR hereby represents and warrants that it has not granted any rights inconsistent with the rights granted herein. This Assignment is deemed effective October 15, 2004.

Polar Molecular Corporation

/s/ Mark L. Nelson
Mark L. Nelson
Chief Executive Officer
Date: 8/24/04

Witness

/s/ Rodney Johnson
Rodney Johnson
Date: 8/24/04

Notary Seal:
DAVID NIELSON
NOTARY PUBLIC
STATE OF COLORADO
My Commission Expires 12/11/2007